Exhibit 21.1
Subsidiaries of Sensata Technologies Holding plc

Name	Jurisdiction of Incorporation
Sensata Technologies B.V.	The Netherlands
Sensata Technologies Intermediate Holding B.V.	The Netherlands
Sensata Technologies Intermediate UK Limited	United Kingdom
Sensata Technologies Japan Limited	Japan
Sensata Technologies Malaysia Sdn. Bhd.	Malaysia
Sensata Technologies Korea Limited	Korea
Sensata Technologies Holland B.V.	The Netherlands
Sensata Technologies Holding Company Mexico, B.V.	The Netherlands
Sensata Technologies de México, S. de R.L. de C.V.	Mexico
Sensata Technologies Finance Company, LLC	United States
Sensata Technologies, Inc.	United States
Sensata Technologies India Private Limited	India
Sensata Technologies Singapore Pte. Ltd.	Singapore
Sensata Technologies Taiwan Co., Ltd.	Taiwan
Sensata Technologies Hong Kong, Limited	China
Sensata Technologies Baoying Co., Ltd.	China
Sensata Technologies Spain, S.L.	Spain
Sensata Technologies Sensores e Controles do Brasil Ltda.	Brazil
Sensata Technologies Changzhou Co., Ltd.	China
Sensata Technologies China Co., Ltd.	China
Sensata Technologies Italia S.r.L.	Italy
Control Devices, Inc.	United States
CDI Netherlands B.V.	The Netherlands
Sensata Technologies France SAS	France
Sensata Technologies Holding Company UK	United Kingdom
Sensata Technologies Limited	United Kingdom
FTCP Bermuda Ltd.	Bermuda
Sensata Technologies Dominicana, S.r.L.	Dominican Republic
Gigavac LLC	United States
Sensata Technologies US, LLC	United States
Sensata Technologies US II, LLC	United States
Sensata Technologies US Cooperatief U.A.	The Netherlands
Sensata Technologies Bermuda Ltd.	Bermuda
Sensata Technologies (Europe) Limited	United Kingdom
Sensata Technologies Mex Distribution, S.A. de C.V.	Mexico
Airpax Electronics (Shanghai) Co., Ltd.	China
Sensata Technologies Automotive Sensors (Shanghai) Co., Ltd.	China
Sensor-Nite N.V.	Belgium
Sensata Technologies Bulgaria EOOD	Bulgaria
Sensata Technologies Management China Co., Ltd.	China
Wabash Technologies Limited	United Kingdom
Wabash Technologies Mexico S. de R.L. de C.V.	Mexico

Subsidiaries of Sensata Technologies Holding plc (continued)

Name	Jurisdiction of Incorporation
Sensata Technologies GmbH	Germany
DeltaTech Controls (Shanghai) Company Limited	China
DeltaTech Controls (Hong Kong) Company Limited	Hong Kong
ST Schrader Holding Company UK Limited	United Kingdom
ST August Lux Company S.á.r.l.	Luxembourg
ST August Lux Intermediate Holdco S.á.r.l.	Luxembourg
August Lux Holding Company S.á.r.l.	Luxembourg
August Lux UK Holding Company S.á.r.l.	Luxembourg
August Brazil Holding Company S.á.r.l.	Luxembourg
August UK HoldCo Limited	United Kingdom
Schrader International Brasil Ltda.	Brazil
Schrader, LLC	United States
Sensata Canada, Inc.	Canada
Schrader Electronics Limited	United Kingdom
Swindon Silicon Systems Limited	United Kingdom
Schrader Engineered Products (Kunshan) Co. Ltd.	China
Schrader International GmbH	Germany
Sensata Finance Ireland Limited	Ireland
Sensata Technologies Poland Sp, z.o.o	Poland
STI Holdco, Inc.	United States
Sensata Technologies Sensors (Changzhou) Co., Ltd	China
Sensata Finance Ireland Limited II	Ireland
Sensata Technologies UK Financing Co., plc	United Kingdom
BEI North America, LLC	United States
BEI Sensors SAS	France
Crydom SSR Limited	United Kingdom
Crydom, Inc.	United States
Custom Sensors & Technologies de Mexico S.A. de C.V.	Mexico
Custom Sensors & Technologies Newco Ltd.	United Kingdom
Custom Sensors & Technologies Transportation de Mexico S.A. de C.V.	Mexico
Custom Sensors & Technologies US Corporation	United States
Custom Sensors & Technologies US LLC	United States
Custom Sensors & Technologies Inc.	United States
Kavlico Corporation	United States
Sensata Germany GmbH	Germany
Sensata Technologies Germany GmbH	Germany
Newall Electronics Inc.	United States
Newall Measurement Systems LTD	United Kingdom
Cynergy3 Limited	United Kingdom
Cynergy3 Components LLC	United States
Cynergy3 Components Ltd.	United Kingdom
Cynergy3 Components Fab Limited	United Kingdom
Cynergy3 Property Ltd.	United Kingdom
Impress Sensors & Systems Limited	United Kingdom
Industrial Interface Limited	United Kingdom